Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated April 28, 2016, relating to the consolidated financial statements of Altimmune, Inc., which is contained in that Proxy Statement/Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus.

/s/ BDO USA, LLP

McLean, Virginia

February 3, 2017